Exhibit 99.1 Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Tuesday, October 27, 2020, 12:00 P.M. Eastern CORPORATE PARTICIPANTS Steve Gardner - Chairman, President and Chief Executive Officer Ronald Nicolas - Senior Executive Vice President and Chief Financial Officer

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript PRESENTATION Operator Good day and welcome to the Pacific Premier Bancorp Third Quarter 2020 Conference Call. All participants will be in a listen only mode. Should you need assistance, please signal a conference specialist by pressing the star key followed by zero. After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press star then one on your touchtone phone. To withdraw your question, please press star then two. Please note that this event is being recorded. I would now like to turn the conference over to Steve Gardner, Chairman and CEO. Please go ahead, sir. Steve Gardner Thank you, Chuck. Good morning, everyone. I appreciate you joining us today. As you’re all aware, this morning we released our earnings report for the third quarter 2020. We have also published an updated investor presentation that we will be speaking to today. If you have not done so already, we would encourage you to visit our Investor Relations website to access a copy of the presentation. It contains disclosures and information around our ongoing response to COVID-19, the strength and dynamic nature of our organization, and how we are well positioned from a defensive posture to one of offense. In terms of our call today, Ron and I will walk through the presentation, and then we will open up the call to questions. I note that in our earnings release and investor presentation that we have our safe harbor statement relative to the forward-looking comments, and I would encourage all of you to read through those carefully, particularly in light of the COVID-19 pandemic, the uncertain economic outlook, and how it may impact our business, financial condition, and results of operations. I want to start by recognizing and thanking every one of the talented and dedicated colleagues of mine who comprise the Pacific Premier team. Through their commitment to each other, they are having a positive impact on the lives of tens of thousands of individuals throughout the communities we serve. The challenges brought on by the COVID-19 pandemic has served to strengthen our collective resolve to continue to be a source of strength for all of our constituents. I'm going to begin on slide four of the presentation with a summary of third quarter results. Overall, we delivered solid financial performance while having another highly productive quarter, as we continued to execute on our strategic priorities for managing through the pandemic, integrating the Opus acquisition, and positioning the company well to enhance franchise value in the years ahead. We generated net income of $66.6 million, or $0.70 per share, along with $98 million of pre-provision net revenue, which reflects our increased operating leverage, earnings power, and the benefits derived from the sale of our SBA PPP loans. I've been impressed by how quickly the teams have integrated and are operating at a high level, particularly given the challenges presented by the pandemic. We completed the Opus systems conversion in early October and consolidated 20 branch locations during that same period. We have already exceeded the initial 25% cost savings estimates for the transaction, as our annualized non- interest expense run rate in the third quarter was less than our pre-merger estimates. With the ongoing pandemic, we remain focused on credit trends, closely monitoring our clients' business cash flows and proactively managing the associated risks. In general, we saw positive trends in asset quality this quarter, with declines in non-performing assets and delinquent loans, along with significant reductions in deferrals, as the vast majority of the loan modifications we made earlier this year have returned to making regularly scheduled payments. 1

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript During the quarter, we also sold approximately $100 million of lower-rated C&I and commercial real estate loans that we felt had the potential for further deterioration. With the positive trends we saw in asset quality, our provision was relatively small compared to the second quarter. CECL has accelerated our reserve build and, combined with the fair value credit discounts on the Opus loan portfolio, it has put us in a strong position. We have built a fortress-like balance sheet and maintained a high level of reserves and total loss absorbing capacity equal to 3% of our loan portfolio. Another material event in the quarter was the sale of over $1 billion of PPP loans, which enabled us to accelerate our fee income recognition, while relieving our team from the burden of managing through the complex and ever-changing forgiveness process. With this distraction eliminated, we spent the quarter rebuilding our loan pipelines. In the third quarter, while the pace and strength of the economy remained uncertain, we began to return to an offensive posture toward new business development. As we get more confident in the sustainability of the economic recovery, we expect loan production to grow from the levels we saw during the third quarter. Given the increase in our earnings power and overall risk profile, we've been able to increase the amount of capital that we are returning to shareholders. Our Board approved a 12% increase in our common stock dividend to $0.28 per share. With our strong capital and liquidity levels, we are well positioned to take advantage of any opportunities that may arise in this uncertain environment. On slide five, we highlight key investment themes of the organization we've built over the years. Our financial performance has consistently placed us above our peers and, as such, positions us as one of the premier franchises in the Western U.S. We have always prided ourselves on being a high- performing institution that maintains strong internal controls and robust risk management practices. Our culture of continuous improvement and client-focused business model underpin our track record of creating shareholder value. On slide six, we lay out the comparison to our Western bank peers on a number of important financial metrics. We've consistently delivered a superior level of performance and have achieved these results by maintaining a long-term perspective on what is in the best interest of all stakeholders, and we expect this will continue well into the future. Slides seven and eight cover some of our key differentiators, the innovative manner in which we manage the company and our ability to leverage technology to better serve our clients. We were one of the first banks to implement the Salesforce technology solution back in 2012. Early on, we realized the power and pliability of the platform and began expanding its use beyond merely a CRM tool. Since that time, our program developers have continually enhanced and customized the system. Our investment in technology has positioned us well to handle the increased demand for digital banking solutions when the pandemic began earlier this year. We anticipate the pace of innovation in the financial services industry will only accelerate, and our team is meeting the higher expectations of entrepreneurs and small businesses. Our technology solutions are enabling us to meet the more complex needs of larger commercial banking customers and driving gains in productivity. We believe the depth and breadth of our capabilities and innovative approach are a key competitive advantage. Slide nine highlights one of the important lines of business we acquired through the Opus acquisition, which has served to strengthen and diversify our fee income. Pacific Premier Trust is a leading IRA custodian for alternative investments. With over $15 billion in assets under custody, this business line generates approximately $28 million of fee income annually. We are excited about the meaningful opportunities to expand this business once we convert the existing trust platform, which will take place in the second quarter of 2021. 2

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript Slide 10 displays a timeline of the 11 acquisitions we've completed over the past 10 years. Our team has a well-developed playbook that covers the entire life cycle of acquisitions. With each transaction, we fully integrate the teams and processes into one unified culture. Following the integration, we look back and review our assumptions, approach, and execution, both quantitatively and qualitatively, to learn how we can improve. We take that knowledge and apply it to subsequent transactions. We view our ability to successfully attract and acquire M&A partners as a core competency that ultimately results in expanding franchise value. Slide 11 summarizes our capital strength of both the bank and holding company, with each of our regulatory ratios exceeding the well-capitalized thresholds. Additionally, we highlight the consistent growth in our tangible book value over the past decade. The value we create is reflective of the disciplined approach we take towards acquisitions and organic growth, while remaining focused on prudent capital management. At this point, I'm going to turn the call over to Ron to provide some additional details on our third quarter financial results. Ron? Ron Nicolas Thanks, Steve, and good morning. I'll pick up on Slide 13, which illustrates the strength of our core operating performance, now reflecting a full quarter's impact of the Opus acquisition. Highlighted here on the strength of our strategic loan sales and cost savings achieved to-date, we delivered a 47.4% efficiency ratio and a pre-provision net revenue return on average assets of 1.92%. Both of these measures improved from the prior quarter, excluding the loan sales, highlighting the merits of the Opus transaction. Our strong pre-provision net revenue continued to generate significant capital to support both our growth and capital management initiatives. Slide 14 provides a highlight—highlights the key components of our net interest margin. For the third quarter, we reported a net interest margin of 3.54% and a core net interest margin of 3.23%. As highlighted with our attribution waterfall chart, the largest drivers were the full quarter impact of the Opus acquisition and the deployment of excess liquidity from the sale of the PPP loans. Slide 15 highlights our noninterest expense post acquisition. Our third quarter operating expense, excluding merger-related costs, extrapolates to $382 million annually, less than the $390 million expense run rate we estimated at the announcement of the transaction. We still have some temporary staff on the payroll as we wrap up our post-conversion activities. On slide 16, highlighted is our loss absorbing capacity of $409 million. This is comprised of our $282 million allowance for credit losses and the remaining fair-value discount on our acquired loans. As highlighted, the ACL for loans held for investment remained flat from a dollars perspective, but increased to 2.10%. The key drivers of the ACL for the third quarter was the overall loan composition of the portfolio, offset by slightly increasing impacts related to the economic forecasts and our credit quality profile. As highlighted on slide 17, our deposit cost has come down nicely this quarter to 20 basis points, driven by our deposit repricing actions. The deposit run off we experienced of approximately $650 million was both deliberate and expected, in particular, with the higher cost money market accounts, as well as retail and brokered CDs. Notably, each of these categories fell significantly in terms of the costs from the second quarter. Lastly, turning to slide 18, we summarized the composition of our investment securities portfolio. During the quarter, we increased our securities portfolio to $3.6 billion, redeploying excess liquidity. The increase was largely in AAA-rated municipal and MBS securities. This brought down our securities 3

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript portfolio yield and extended our duration. Our liquidity remains strong, and, depending on our deposit trends and loan demand in future periods, we may expand or contract our securities portfolio. At this point, I'm going to turn the call back to Steve. Steve Gardner Thanks, Ron. Since the onset of the pandemic, we have provided extensive information, data, and commentary on the metrics, quality, and performance of our loan portfolio. So, I will only briefly review slides 20 through 25, which provide an update on credit quality trends. We summarize the diversity and composition of the loan portfolio on slide 20. Our concentration in multifamily loans has obviously increased with the Opus acquisition. Multifamily has historically been one of the best performing asset classes, owing in part to the housing shortage in the Western U.S., and, in this uncertain environment, we remain comfortable with these loans. Multifamily will likely continue to make up a significant portion of our loan portfolio in the near term. But, over the medium to longer term, we expect it to comprise a lower percentage of the total. On page 21, we provided an update on our COVID-19 temporary loan modifications. The majority of these loans have returned to regularly scheduled payments, while extensions of previously modified loans and new modifications dropped to 1.8% of total loans. Turning to slide 22, we provide detail around certain loan types that are perceived to be at greater risk from the impact of the pandemic. Our hotel loan portfolio continues to be under the greatest stress. However, some borrowers are indicating slightly improving operations under these challenging conditions. Pre-pandemic, these loans were prudently underwritten with relatively low loan to values and solid debt coverage ratios. Given that the portfolio is reasonably well seasoned, borrowers remain motivated to protect the substantial equity it built up over many years. On slide 23, we highlight our overall strong asset quality metrics. While classified loans have increased this quarter, given the economic environment and our proactive approach to identifying and addressing credit issues, it is not surprising. On slides 24 and 25, we provide perspective on our long-standing track record of effectively managing credit risk. Over more than a decade, including the 2008 through 2012 credit cycle, we've consistently had credit losses and problem loans well below our peers. Our CRE concentrations have typically increased with each acquisition, but, over time, we reduce these concentrations through our commercial banking focus. Turning to slide 27, we summarize the Pacific Premier culture that has been the foundation of our success. Through the years, our capabilities and level of sophistication has grown, but the foundation of our approach to the business remains steadfast. On slide 28, we highlight our commitment to corporate responsibility. We have a long track record of investing our time and capital to help strengthen our communities and support charitable organizations that foster diversity and economic inclusion. We conclude with some thoughts beginning on slide 29. As businesses and consumers continue to show resiliency in the face of the pandemic, we are seeing increased opportunities to expand existing relationships and develop new business. Additionally, it is clear that we are going to be in a low rate environment for an extended period of time, which will present challenges industrywide. 4

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript COVID-19 has accelerated many large macro trends, and we believe that is true for our industry, as well. Consolidation has been ongoing for more than three decades, and we expect the trend to accelerate in the years to come. For many financial institutions, earnings growth will largely be dependent on improving efficiencies, particularly through increasing scale by partnering with other institutions. And we have consistently demonstrated our ability to execute on acquisitions. The value that we have created for the shareholders of the combined company has proven to be a key factor in helping us attract new merger partners over the years. We believe we are well positioned to capitalize on opportunities in the current environment, as well as to manage through these uncertain economic times. And on behalf of the Board of Directors, I want to once again express our appreciation to every member of our organization for their efforts in this challenging environment. With that, we'd be happy to answer any questions you may have. Chuck, please open up the call for questions. Operator Yes, sir. We will now begin the question-and-answer session. To ask a question, you may press star then one on your touchtone phone. If you are using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star then two. At this time, we’ll pause momentarily to assemble our roster. And our first question will come from David Feaster with Raymond James. Please go ahead. David Feaster Hey. Good morning, everybody. Steve Gardner Good morning, David. David Feaster I just wanted to start on the loan sale and just get your thoughts on the strategy behind it. Was this more of a non-core portfolio or potential problem loans that you just wanted to get off the books? And, as you look at the breakdown, it looks like it might have been a pool of non-owner occupied CRE. So, I’m just curious, what was in that and any details you can provide on that. And I guess, two, why it didn't hit net charge-offs? Steve Gardner So, David, I think most folks are pretty familiar with the history of our strategy around either acquiring portfolios and selling portfolios, and we have frequently done this over the years, typically following acquisitions. This was a group of C&I and CRE properties, a mix across the board of types in those two large broad categories. And we've done this over the years. If we see—as part of proactive portfolio management, if we see maybe a degradation or concern in future cash flows, we'll take the opportunity to sell these portfolios. And that's what we did here in the third quarter. Operator Our next question will come from Matthew Clark with Piper Sandler. Please go ahead. Matthew Clark Hey. Good morning, all. Steve Gardner Good morning. 5

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript Matthew Clark Just to follow on that first question, do you anticipate additional loan sales? And were those Opus credits? Steve Gardner They were a combination of credits from—either, we originated or may have been acquired from Opus or other institutions. It's hard to say. We'll see. Depending upon the cash flows, the characteristics of the individual loans, we're proactive in that regard. At the same time, we saw improving credit quality generally across the board other than the slight uptick in classified assets. But just given the environment, the worst recession that we've seen in our lifetime in the second quarter, it's not to be— it's to be expected to a certain degree. So, we'll see as we move forward. We're going to be proactive as we manage our credit risk in the portfolio. We think that's the best way to do it. Allows us to focus on the vast majority of the existing clients that we have that are doing very well in this challenging environment. Matthew Clark Okay, great. And then just on loan growth in general, I think loans were down about 400 million ex the loan sale, ex-PPP. It sounds like they've come in from elevated pay offs. How much of that was competitive kind of where you just kind of let the credits go? How much of that is just selling the businesses and projects being completed? And then, just as a follow-on to that, going on offense and kind of developing new business, how does the pipeline look at this stage maybe linked quarter with Opus? And where are you seeing the greatest opportunities? Steve Gardner Sure. So, it was a combination of pay-downs, payoffs. Certainly, line utilization has been declining here since the mid-part of the second quarter. I think you have to take a step back here and look at when— as the pandemic set in and the contraction began in earnest, we pulled back from—and we had Opus— we pulled Opus back once we closed that transaction. So, the pipeline was very low heading into the third quarter. As the teams came together, as we got better visibility around the portfolios of both companies, the modifications and the like, the conversations we were having with clients and as the teams fully integrated, that pipeline began to grow materially in the third quarter, and we ended up in a very strong position here as we head into the fourth quarter and into 2021. The loan pipeline has been fairly well diversified. A good chunk of multifamily has come in that we're seeing attractive risk-reward opportunities. Part of that is the long-standing relationships that some of the Opus folks have had and the ability to expand those relationships with some very strong individuals. Matthew Clark Okay. And then just on the cost saves, you mentioned, I think, you've got a lot of them out. But the conversion was in early October, which isn't likely in the fourth quarter run rate. So, just wanted to get a sense for the amount of annualized cost saves left and any thoughts on kind of the core expense run rate. Steve Gardner Yeah, I think we'll have better visibility once we move through the fourth quarter here. But you're absolutely right. The conversion did not take place till after the third quarter, that first weekend in October. We did consolidate 20 branches. As Ron mentioned, we do still have some temporary staff on board and that we'll be finalizing their projects and tasks here in the coming weeks, and that those folks are slated to leave us. So, we'll get some additional impact here in the fourth quarter. And as I said, we'll—Ron and I will have better visibility as we get to the end of the quarter. Ron, is there anything that you'd like to add in particular there around the expenses? 6

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript Ron Nicolas I think you summarized it very well, Steve. We will get clear visibility. I think that, given the slate for which those folks are going to be exiting, we'll probably have another partial quarter here in which we’ll see additional savings, and then we'll get—as I think you mentioned earlier – the first clear, or clean quarter, if you will, will be the first quarter from a net noninterest expense standpoint. Matthew Clark Okay. And last one from me just on potential share buyback. You have an authorization out there. I know it's been on hold. Are you waiting for maybe a regulatory exam to get the green light, or is there any expectation that you might revisit the share repurchase program? Steve Gardner Yeah. So, we're not waiting for any green light from a regulatory standpoint. Certainly, as a $10 billion institution, we're under the continuous monitoring program that the regulators have in place. We have ongoing conversations with them. Capital management is certainly a key focus, and we, as you mentioned, Matt, we suspended that stock buyback program in—towards the end of the first quarter, early part of the second quarter. And as we're getting better clarity and visibility here—and I think that we all hope that we'll have better visibility here in the coming weeks as to how the economy is going to perform and then how the outlook is for the company. Certainly that is something that we're going to be having further conversations about at the Board level. Matthew Clark Okay, thanks. Operator Our next question will come from Gary Tenner with D.A. Davidson. Please go ahead. Gary Tenner Good morning, guys. Steve Gardner Good morning, Gary. Gary Tenner Just a couple of questions left on my end. I noticed that the deposit spot rate at September 30 was a few basis points above the average. I'm just wondering about any trends there. Was it more of a mix, kind of, at quarter-end versus the average, or what was the moving parts there? Steve Gardner Ron, you want to address that? Ron Nicolas Sure. Sure, Gary. Yeah, the 23, that’s the spot at the end of the quarter, as we noted. Obviously, there's a dynamic situation in terms of the costs. The actual average cost, excluding the benefit of the CD mark to market, was closer to 25, 26 basis points for the quarter, and then the CD mark to market amortization benefit brings it down to 20. So, what you actually do see is a reduction in the average rate down to the 23 basis points at quarter end, so without the benefit of the CD mark to market amortization. Gary Tenner 7

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript Okay. Great. And then just secondly, on the classified loans, only about 1% of the total. But just in terms of the kind of sequential quarter increase, any kind of commonalities within that move in terms of the underlying loans? Steve Gardner No, not really. There are certainly some that are in there that were previously modified loans that were not going to get an additional extension, and then just the normal course of going through the loan grading. As I said, our proactive approach towards managing a potential future credit issues, we're very proactive in that. So, it's, I think, to be expected to a certain extent, just given what we've seen here in the economy. Gary Tenner Okay. Thank you. My other questions were answered. Steve Gardner Very good. Operator Our next question will come from Jacque Bohlen with KBW. Please go ahead. Jacque Bohlen Hey, guys. Good morning. Steve Gardner Good morning. Jacque Bohlen I had a question on slide 16. Just looking at that $31 million impact to the ACL based on loan composition, how much of an effect did the loan sale have on that number in the quarter? Steven Gardner The $100 million of C&I and CRE loans? Jacque Bohlen Yeah. Steven Gardner Not significant. This is—you're looking at really the change from where the portfolio was at Q2 versus Q3. And as noted earlier, lower line utilization, pay downs, and payoffs had an impact. Ron, do you have anything else that you want to add in particular there? Ronald Nicolas Sure. And I just want to make sure, Jacque, you're talking about the $31 million decrease in the ACL related to what we've categorized as loan composition. Is that correct? Jacque Bohlen Yes. And maybe I'm looking at the wrong category, but I was just trying see if there were any specific reserves that may have been released with the loan sale? Ron Nicolas There were. Yes, there were. I don't have the exact number here, but it was proportionately a little higher than, obviously, the 2%, if you will, related to the overall reserve. So—but that is included in that number, 8

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript as well as the things that Steve mentioned, the runoff of the portfolio, the additional $400 million. But that did have an impact also on the—and is included in that $31 million. Jacque Bohlen Okay. Thank you. And then just looking more broadly at expenses, I mean, you've done a fantastic job of pulling expenses out of the combined organization. And I'm just curious, exceeding those expectations, even ahead of the conversion, is tremendous. And I wanted to see, did you find costs that you weren't expecting to have? Were there efficiencies to legacy Pacific Premier that maybe you picked up? Is some of this related to lower cost just due to less travel and everything from the pandemic? Just any color you have there would be great. Steve Gardner I think there's a multitude of factors that come into play. Certainly, the impact of the pandemic, broadly speaking, has allowed us to push down on costs in a variety of areas, and there’s a number of other little items and then really our proactive approach toward managing our expense base very closely. So, we were certainly pleased with where we came in at the end of the third quarter and looking forward to the benefits that we derive from the system conversion and the branch consolidation. Jacque Bohlen Okay. And then just one last one from me. In terms of securities purchases, I'm just looking for the timing of some of those and whether or not the full impact is reflected in the quarter's investment yield, or if there's going to be—understanding, obviously, that your liquidity position is going to fluctuate and there could be more purchases in the fourth quarter. But if that's fully reflected in the third quarter yield, or if there is going to be more pressure just from activity that's already happened? Steve Gardner Ron, you want to go ahead and respond? Ron Nicolas Sure, sure. The bulk of the—Jacque, the bulk of the purchases were done in the first half of the quarter, predominantly in the first two months. And so, the full effect, if you will, the full yield of that portfolio, I think is reflected in our third quarter numbers. If anything, we may see a little bit more lift by maybe 5 basis points going forward. Jacque Bohlen Okay. Great. Thank you. Operator Our next question will come from Tim Coffey with Janney. Please go ahead. Tim Coffey Good morning, gentlemen. Thanks for hosting this call. Ron, how should we think about the margin going forward? You had some really good details within the press release today, but it did look like that new production is coming on below the average of the portfolio. Ron Nicolas Sure, Tim. Yeah, obviously, the environment itself, loan demand, the pricing, the low interest rate environment, all of that is having a pretty impactful – on the new originations coming in the door. Obviously, the mix of business Steve mentioned earlier, the multifamily predominantly we saw here in the third quarter. So, that's also having an impact on the new yields coming on the books. 9

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript I think we're going to continue to see that pressure. Now, obviously, we've been able to, I think, offset some of that with our deposit repricing, but we'll see. We should start to see it settle down. We may see another 3, 5 basis points, but I don't think it's anything significant. Obviously, the big drivers this quarter, with the compression of the NIM and the core NIM, were obviously the full effect of Opus and the excess liquidity, both obviously are fully realized in this quarter. So, on a quarter-to-quarter comparison, I think you're going to see fairly decent stability. Tim Coffey Okay. Thanks. And then, Steve, as you kind of look at the origination potential for the combined business, quarter-over-quarter, you had a good pickup in originations despite it not being the best of circumstances. Where do you see—I mean, where you think originations could be in a normalized environment for Pacific Premier? Steve Gardner Tim, it's a great question. It's hard to know at this point. I think that, as we move through the fourth quarter and some of these uncertainties that exist in the economy around the election, the therapeutics and vaccines and the—on the virus and how this all plays out, I think we'll have some better visibility on what the demand is in the marketplace. I'm certainly encouraged by some of the quality of folks that we brought over from Opus, certainly from the team that we've built and getting them to move back into an offensive posture. Our commercial bankers, I think that they are seeing increased level of conversations with existing clients as they are becoming more comfortable in operating in this environment, and they're seeing opportunities and then certainly new business development as well. So, I think as we move through the quarter again and we get through some of these things, we'll certainly have better visibility and understanding on really what is the run rate on new production for the loan book. Tim Coffey Okay. And just kind of a follow-up on that, do you see borrowers sitting on the sidelines right now, kind of waiting to see where valuations, vaccines, things of that nature shake out? Steven Gardner I think you're seeing a spectrum. You're seeing more investors that—who've moved to the sideline are starting to put capital back to work, certainly recognizing that as excess liquidity sits on the sideline earning very little and that they've gotten more comfortable with where the economy is headed in the short and medium term. They are putting money to work. You still have some folks who are on the sidelines, and then you have those folks who really look at this as—looked at it opportunistically to put money to work. So, I think it's a spectrum. As we move through the quarter, people began to get certainly more comfortable. Obviously, we all expect GDP to bounce back here pretty significantly from Q3, and then we're all sitting here looking as we look forward, what is the impact of the election? What's the impact of the virus and the pandemic on the economy? But I think we've been very impressed with the resiliency of business owners, consumers. Their ability to adjust to the current environment has been very impressive. Tim Coffey Okay. Alright. Those are my questions. Thank you very much. Steve Gardner Sure thing. 10

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript Operator Our next question will come from Andrew Terrell with Stephens. Please go ahead. Andrew Terrell Hi. Good morning, everyone. Steve Gardner Good morning. Andrew Terrell I just wanted to start really quickly. I think we talked on the second quarter call about maybe expectations for additional talent investments in the back half of the year. Love to just get any color you could provide on success you've had this quarter in hiring or how the pipeline maybe looks or shaping up going forward? Steve Gardner Yeah, I think from the hiring standpoint, it's really just refinements at this point where we can bring good, talented individuals into the organization. It's something that is a part of our culture and ongoing, that recruiting aspect. But I don't see any—we're not one to necessarily bring over teams per se. We're pretty comfortable with the team we have today, and they’re functioning at a very high level. Andrew Terrell Okay. Thank you. So, maybe Ron, could you give us an expectation for kind of purchase accounting accretion moving forward? Is this—the $12 million this quarter, is that kind of a good run rate, maybe modestly declining from here to think about? Ron Nicolas I would say, Andrew that that’s—I think declining from here modestly, to your point, in the 3, 4 basis points on a prospective basis, on a quarterly—from a quarterly standpoint, that's probably reasonable, yes. Andrew Terrell Got it. Okay. Thank you, guys, for taking my questions. Steve Gardner Sure thing. Operator Again, if you have a question, please press star then one. Our next question will come from David Feaster with Raymond James. Please go ahead. David Feaster Hey. Sorry I had some technical issues due to user error over here. But I did have a couple of high- level questions. Steve, you always got a good pulse on the broader landscape, so I just wanted to get your thoughts on some of the pending legislation, specifically Prop 15 and Prop 22. How do you think about the implications on the CRE in multifamily markets in California? Steve Gardner Well, I think that what we've seen is a long history in the great State of California of legislators trying to be helpful. And fortunately, the entrepreneurs and businesspeople figure out what is the landscape, what are the rules, and make adjustments. And that's exactly what we will do along the way. 11

Pacific Premier Bancorp, Inc. Q3 2020 Earnings Conference Call Transcript We'll see how this plays out. There’s always, as I said, adjustments that folks make to find ways to be successful. Given the size of the state, that its economy is the sixth largest globally, the size of the population, 40 million folks, some of the university system, all the things that California benefits from, its location on the Pacific Rim and the like, those aren't changing. Certainly, it makes the environment a bit more challenging. But entrepreneurs and investors are very creative and find ways to be successful in the state. There's just too much opportunity. So, we'll see how it plays out. David Feaster Okay. And then just, the timing of the Opus deal was just extremely fortuitous. And I guess, as you've gotten to dig into the combined franchise, with the improved expense profile, the fee income contribution, and just the organic growth potential of the combined institution, just as the economy improves, I guess, how do you think about the earnings power of the combined franchise? And have you kind of updated any target for ROA and return on tangible common that you might be willing to share with us? Steve Gardner We haven't shared any specifics in that regard. But I think that, as we look at the organization today, we have never been stronger or better positioned to take advantage of opportunities, and that is exactly what we intend to do. As I mentioned in my prepared remarks, this is a consolidating industry. It has been for 30 years. COVID has accelerated many large macro trends, and we think consolidation in financial services is going to be one of those, and we expect to be active, and at the same time we, as always, will be disciplined. But we think that, with where we are today, we're extremely well positioned. David Feaster Alright. Thank you. Operator This concludes our question-and-answer session. I would like to turn the conference back over to Steve Gardner, for any closing remarks. Please go ahead, sir. Steve Gardner Very good. Thank you again, all, for joining us. And if you have any additional questions, please do not hesitate to reach out to either Ron or myself. We'd be happy to answer them. Thank you. Operator The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect. 12